EXHIBIT 4.1


     INDENTURE dated as of _______ 200__, between Infinity, Inc., a Colorado corporation (the "Company"), and Wilmington Trust Company, as trustee a Delaware banking corporation (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8% Subordinated Convertible Notes due 2006 (the "Notes"):

                                ARTICLE I
                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS

     "Additional Notes" means Notes issued in payment of Liquidated Damages.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means the Registrar or any Paying Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

     "Authorized Stock Issuance" means the issuance of (i) up to 220,867 shares of Common Stock upon exercise of options currently outstanding under the Company's Stock Option Plan (1992), its 1999 Stock Option Plan, its 2000 Stock Option Plan and its 2001 Stock Option Plan, (ii) up to 200,000 additional options to Company employees, officers, directors and consultants during any 12 month period during the term hereof under stock option plans approved by stockholders of the Company at exercise prices at least equal at the time of grant to the Current Market Price, (iii) Common Stock upon exercise of the options granted pursuant to clause (ii) above, and (iv) up to 50,000 shares of Capital Stock of the Company at any time after June 13, 2001 to non-Affiliates in connection with bona-fide acquisition transactions provided that the consideration per share in such transaction is at least the Current Market Price at the time of issuance; and, provided further, that any repricings by the Company of options outstanding from time to time or reissuance, upon expiration or surrender, of such options shall be deemed new issuances for purposes of clauses (i) and (ii) hereof.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, United States federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

     "Business Day" means any day other than a Legal Holiday.

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     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Change of Control" means (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 15% of the combined voting power of the then outstanding voting securities of the Company other than any such holding by the Company; (ii) approval by stockholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (iii) the Company (A) consolidating with or merging into any other corporation or any other corporation merging into the Company, and in the case of any such transaction, the outstanding common stock of the Company being changed or exchanged into or for other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of such voting power immediately before such transaction or (B) conveying, transferring or leasing all or substantially all of its assets to any person; (iv) any time Continuing Directors ceasing to constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); or (v) Stanton E. Ross ceasing to serve as Chief Executive Officer of the Company with principal day-to-day responsibility for the overall operations of the Company or, together with any person or entity controlled by Stanton E. Ross, ceasing to own at least 250,000 shares of capital stock of the Company, as adjusted to reflect any stock splits, reverse stock splits, recapitalizations or similar events.

     "Common Shares" means shares of common stock.

     "Common Stock" means the common stock of the Company, par value $.0001 per share, or any other class of stock resulting from successive changes or reclassifications of such common stock.

     "Company" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

     "Company Stock Transfer Agent" means Computershare Trust Company or any successor transfer agent appointed by the Company from time to time.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on July 13, 2001 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Conversion Notice" means a notice in the form of Exhibit ___ hereto.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

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     "Current Market Price" means (i) the closing sale price or the last reported sale price of the Common Stock quoted on the Nasdaq Stock Market or on any exchange on which the Common Stock is listed or (ii) the average of the closing bid and asked prices of the Common Stock for the five trading days prior to the date of determination of Current Market Price quoted in the Over-The-Counter Market Summary, whichever is applicable, in each case, as published in the Eastern Edition of The Wall Street Journal.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit [A/A-1] hereto except that such Note shall not bear the Global Note Legend.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, DTC and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued under this Indenture in exchange for the Original Notes.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

     "Global Note" means the global note in the form of Exhibit [A/A-1] hereto bearing the Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Original Notes transferred or converted pursuant to Section 2.06(d).

     "Global Note Legend" means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Note Reduction Notice" means a notice in the form of Exhibit __ hereto.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of Trade Payables in the ordinary course of business, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person and (vii) all Indebtedness of another Person Guaranteed by such Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in the Global Note through a Participant.

     "Investment Majority" means a majority in aggregate principal amount of the then outstanding Notes.

     "Investment Supermajority" means 75% or more of the aggregate principal of the then outstanding Notes.

     "Issue Date" means June 13, 2001.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 1.2(b)(ii) of the Registration Rights Agreement.

     "Note Custodian" means the Trustee, as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.



     "Notes" has the meaning assigned to it in the preamble to this Indenture, shall be used to refer to all notes issued hereunder following the exchange of the Original Notes for the Exchange Notes, and shall include Additional Notes, if any.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary usually would allow Assistant Secretary as second signer or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof.

     "Original Notes" means the 8% Subordinated Convertible Notes of the Company in the form originally issued by the Company on June 13, 2001.

     "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture.

     "Purchase Agreement" means the Purchase Agreement, dated as of June 13, 2001 among the Company and certain purchasers of its Notes, as such agreement may be amended, modified or supplemented from time to time.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 13, 2001 by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against


Company under any Bankruptcy Law, whether or not allowed as a claim after such filing in any proceeding under such Bankruptcy Law), and any other fee, cost, expense or payment due pursuant to, any of the following, whether outstanding on the date hereof or hereafter incurred, created: (a) all Indebtedness of Company for money borrowed that is evidenced by notes, debentures, bonds or other securities; (b) all Indebtedness of Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all Indebtedness or other obligations of Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; (d) all Indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to Company; (e) all Obligations of Company under leases required or permitted to be capitalized under generally accepted accounting principles; (f) all obligations of Company evidenced by a note or similar instrument or written agreement given in connection with the acquisition of any business properties or assets, including securities; (g) all Indebtedness or Obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) assumed by or guaranteed in any manner by Company or in effect guaranteed (directly or indirectly) by Company through an agreement to purchase, contingent or otherwise, and all obligations of Company under any such guarantee or other arrangements; (g) all renewals, extensions, refundings, deferrals, amendments or modifications of Indebtedness or Obligations of the kinds described in any of the preceding clauses (a), (b),
(c), (d), (e), (f) or (g) unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not senior to, or is pari passu with, the Notes; provided, however, that Senior Debt shall not include (i) any Indebtedness of any kind of Company to any Affiliate of Company, (ii) Indebtedness for Trade Payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business, (iii) the Notes, (iv) any Indebtedness incurred after the date of original issuance of the Original Notes for which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Company is a party) does not expressly provide that such Senior Debt shall be "Senior Debt" or (v) any Indebtedness which is convertible into capital stock of Company or its Affiliates.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other group performing similar functions are at the time directly or indirectly owned by such Person.

     "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (15 U.S.C. Secs. 77aaa-77bbbb), as it may be amended from time to time.

     "Trade Payables" means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

SECTION 1.02.     OTHER DEFINITIONS

     Term                                                  Defined in Section

     "Affiliate Transaction" ........................................ 4.11
     "Authentication Order" ......................................... 2.02
     "Change of Control Offer" ...................................... 4.15
     "Change of Control Payment" .................................... 4.15
     "Change of Control Payment Date" ............................... 4.15
     "Conversion Amount" ............................................ 8.01
     "Conversion Price" ............................................. 8.01
     "DTC" .......................................................... 2.03
     "Event of Default" ............................................. 6.01
     "Paying Agent" ................................................. 2.03
     "Registrar" .................................................... 2.03

SECTION 1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)     a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)     "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)     provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act or Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


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                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01.     FORM AND DATING.

     (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide all such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof except that Additional Notes may be in other denominations.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit[s] [A] attached hereto, including the Global Note Legend thereon. Notes issued in definitive form shall be substantially in the form of Exhibit [A] attached hereto, but without the Global Note Legend thereon. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time reflected by adjustments to the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and the issuance of Additional Notes. Record of the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented by a Global Note shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof with respect to transfers and exchanges and in accordance with an Authentication Order delivered by the Company with respect to the issuance of Additional Notes.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. (1)

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

________________________

(1) Do the Company's charter or bylaws require the seal or require it to be two?




     The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes in exchange for and against cancellation of the Original Notes in $6,475,000 aggregate principal amount. Thereafter and from time to time upon receipt of a supplemental Authentication Order, notify the DTC of an increase in the amount of the Global Note and record the amount of any increase in the aggregate principal amount of the Notes to reflect the issuance of any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $6,475,000 plus the amount of any Additional Notes except as provided in Section 2.07 hereof.

     The Trustee (at the expense of the Company) may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange as well as the issuance of Additional Notes. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

SECTION 2.04     PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages to be paid in cash, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. Upon any Event of Default, the Trustee shall serve as Paying Agent and Registrar for the Notes.

SECTION 2.05     HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Sec. 312(a).

SECTION 2.06     TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act or an Event of Default has occurred and, in any such case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names and denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b).

     (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes and Conversion of Beneficial Interests in Global Notes. If any holder of a beneficial interest in a Global Note proposes to (i) exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, or (ii) convert all or any portion of such beneficial interest in the Global Note pursuant to Article 8, then upon delivery of a Global Note Reduction Notice by the Company to the Trustee, and compliance by the Company and Holder with Article 8 hereof the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and in the case of clause (i) above the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount and in the case of clause (ii) above the Company shall issue the Common Shares issuable upon such conversion as provided in Article 8. Any Definitive

Note issued in exchange for a beneficial interest pursuant to clause (ii) above shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

     (d) Transfer and Exchange of Original Notes and Definitive Notes for Beneficial Interests in Global Notes. A Holder of Original Notes or a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Original Note or Definitive Note, as the case may be, and increase or cause to be increased the aggregate principal amount of the Global Note.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes; Conversion of Definitive Notes.

          (i) Upon request by a Holder of Original Notes or Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer, exchange or conversion of Definitive Notes and the conversion or exchange of Original Notes for Definitive Notes. Prior to such registration of transfer, exchange or conversion, the requesting Holder shall present or surrender to the Registrar the Original Note or Definitive Note duly endorsed or accompanied by a written instruction of transfer or conversion in form satisfactory to the Company and Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents, opinions and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

          (ii) The Company shall issue the shares issuable upon conversion pursuant to Article 8, and if such conversion was a conversion in part, cause the Registrar to issue a new Definitive Note in the face amount of the unconverted portion of the Definitive Note converted in part registered in such name or names and in such authorized denomination or denominations as the holder of such Note shall have instructed the Registrar through instructions in the conversion notice.

     (f) Legend. Each Global Note shall bear a legend on its face in substantially the following form:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or converted or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Definitive Note or such beneficial interests have been converted, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an adjustment shall be made in the records of the Trustee by the Trustee to reflect such reduction.

     (h)     General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's delivery of an Authentication Order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company or any agent of any of them may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company or any agent of any of them shall be affected by notice to the contrary.

          (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 1.02.     REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their reasonable expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the conversion provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09     TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee receives an Officers' Certificate stating that such Notes are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be so disregarded.

SECTION 2.10.     TEMPORARY NOTES.

     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.     LIQUIDATED DAMAGES.

     If at any time, as a result of a lapse in the effectiveness of the Shelf Registration (as defined in the Registration Rights Agreement) while the Company has any obligation to maintain its effectiveness and as a result thereof the Company shall be required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Company shall so notify the Trustee within two (2) business days thereof, but in no event less than ___ days before a payment date. Such notice shall be include an Officers' Certificate stating (i) the nature of the event giving rise to the obligation to pay Liquidated Damages (ii) whether the Company has elected to pay the Liquidated Damages owing in (A) cash, or (B) Additional Notes in integral multiples of $1,000, with any residual amounts owing payable in cash, and the amount of Liquidated Damages to be paid in cash for $1,000 in aggregate principal amount of Notes outstanding and the amount of Additional Notes to be authenticated in lieu of cash payments; and (iii) the amount of Liquidated Damages payable per $1,000 aggregate principal amount of Notes. Within five (5) Business Days of such payment obligation accruing, the Company (or, at the written request, on behalf of and at the expense of the Company, the Trustee) shall provide to the Holders notice setting forth the same information..

                                ARTICLE 3
                        REDEMPTION AND PREPAYMENT

SECTION 3.01     NOTICES TO TRUSTEE.

     If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.05 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, and (iii) the redemption price.

SECTION 3.02     NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder at its registered address.

     The notice shall identify the Notes to be redeemed and shall state:

           (a)     the redemption date;

           (b)     the redemption price;

           (c)     the name and address of the Paying Agent;

          (d) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (e) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue and all conversion rights terminate on and after the redemption date;

          (f) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (g) the CUSIP number of the Notes to be redeemed and a statement that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.03.     EFFECT OF NOTICE OF REDEMPTION.

     Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price and; provided that the redemption price is paid shall no longer be convertible pursuant to Article 8 hereof after the close of business one Business Day prior to the Redemption Date. A notice of redemption may not be conditional.

SECTION 3.04.     DEPOSIT OF REDEMPTION PRICE.

     One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes. If a Note is redeemed on or after the interest payment record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.

SECTION 3.05.     OPTIONAL REDEMPTION.

     (a) Except as set forth in clause (b) of this Section 3.05, the Company shall not have the option to redeem the Notes pursuant to this Section
3.05 prior to June 13, 2003. Thereafter, subject to the right of conversion pursuant to Article 8, the Company shall have the option to redeem the Notes, in whole but not in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 13 of the years indicated below:

          Year                               Percentage
          2003                                 104.8%
          2004                                 103.2%
          2005 and thereafter                  101.6%


     (b) At any time after June 13, 2002, subject to the Holder's right of conversion pursuant to Section __, the Company shall have the option to redeem the Notes in whole but not in part at a price equal to the principal amount outstanding thereof plus interest and accrued and unpaid Liquidated Damages thereon, if any; provided that the Current Market Price of the Common Stock for the twenty consecutive trading days immediately proceeding the day notice of redemption is given exceeded 300% of the Conversion Price (disregarding any adjustment to the Conversion Price occurring after such trading days). If the Company exercises this right of optional redemption it shall deliver an Officers' Certificate to the Trustee setting forth this calculation and stating that such condition has been complied with.

     (c) Any redemption pursuant to this Section 3.06 shall be made pursuant to the provisions of Section 3.01 through 3.04 hereof.

SECTION 3.06.     MANDATORY REDEMPTION.

     Except as provided in Section 4.15, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                              ARTICLE 4
                              COVENANTS

SECTION 4.01.     PAYMENT OF NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall, except as otherwise provided herein, be considered paid on the date due if the Paying Agent, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages (in cash or Additional Notes in accordance with Section 2.13), if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, including without limitation that overdue by virtue of an acceleration pursuant to Section 6.02, at the rate equal to 6% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.     REPORTS.

     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Sec. 314(a).

SECTION 4.04.     COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Notes and the Registration Rights Agreement (the "Applicable Agreement"), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Applicable Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions thereof (or, if a Default or Event of Default or other breach shall have occurred, describing all such Defaults or Events of Default or other breaches of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes or the payment of Liquidated Damages is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, (i) within three Business Days after any Officer becoming aware of any Default or Event of Default, an Officers' Certificate of the Chief Financial Officer or Chief Accounting Officer specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto, (ii) within two Business Days after any officer of the Company obtains knowledge of any material adverse event or circumstance affecting the Company or any of its Subsidiaries, a certificate of the Chief Financial Officer or the Chief Accounting Officer of the Company setting forth the details thereof and the action which the Company is taking for proposes to take with respect thereto, (iii) promptly following receipt thereof, any letters, correspondence or other communication furnished to the Company by its independent public accountants that comment on the accounting practices of the Company, (iv) promptly after transmission thereof, copies of any communication from the Company to its stockholders as a group, directors or the financial community at large and any registration statements or reports which the Company or any of its Subsidiaries shall have filed with any governmental, administrative or regulatory agencies or authorities, and (v) with reasonable promptness, such other information and data with respect to the Company and any of its Subsidiaries as Trustee may from time to time reasonably request.

SECTION 4.05.     TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     INSPECTION OF PROPERTY, BOOKS AND RECORDS.

     The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its respective business and activities and shall, upon reasonable notice and during normal business hours, permit representatives of Trustee at the Company's expense and/or Indirect Participant at such Indirect Participant's expense, to visit and inspect any of its or its Subsidiaries' properties, to examine and make abstracts from any of its or its Subsidiaries' books and records and to discuss its or its Subsidiaries' affairs, finances and accounts with its or its Subsidiaries' officers, employees and independent public accountants.

SECTION 4.08.     MAINTENANCE OF PROPERTY.

     The Company shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good and safe working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 4.08 shall prevent the Company from discontinuing the operation or maintenance of any of such property if such discontinuance is, as determined in the good faith judgment of the Board of Directors, desirable in the conduct of its business or the business of any of its Subsidiaries.

SECTION 4.09.     PAYMENT OF OBLIGATIONS.

     The Company shall, and shall cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its material Obligations, liabilities and Indebtedness, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings diligently prosecuted, and shall, and shall cause each of its Subsidiaries to, maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same. The Company shall pay any and all taxes, assessments, levies, penalties or similar charges imposed on each Holder or Indirect Participant as a result of the original issuance or transfer of the Note, except for taxes assessed upon the net income or assets of such Person, and the Company agrees to indemnify and hold such Person harmless with respect to the foregoing, and to repay to such Person on demand the amount thereof, and until paid by the Company such amount shall be added and deemed part of the principal amount of the Note.

SECTION 4.10.     COMPLIANCE WITH LAWS; TAXES.

     (a) The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, ordinances, statutes, rules, regulations and requirements of governmental, administrative or regulatory agencies or authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently prosecuted.

     (b) From and after the date hereof, the Company shall pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with an Affiliate including any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is in the ordinary course and pursuant to the reasonable requirements of the Company or the relevant Subsidiary's business,
(b) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (c) the Company delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction complies with clauses (a) and (b) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

SECTION 4.12.     MAINTENANCE OF INSURANCE.

     The Company shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as may be required by applicable law and such other insurance to such extent and against such hazards and liabilities as is comparable in amount and coverage as is reasonable and customary.

SECTION 4.13.     ACTIONS REQUIRING APPROVAL.

     During the first two years from the date hereof the Company shall not without the consent of an Investment Majority: (a) take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (b) issue (by distribution or otherwise), sell or transfer any Common Stock or any other capital stock of the Company or rights, warrants or options or convertible, exercisable or exchangeable securities containing the right to subscribe for, convert, exercise or exchange into or purchase any additional shares of Common Stock or shares of any other capital stock of the Company or any other securities, rights, warrants or options, in each case, other than an issuance by the Company that constitutes an Authorized Stock Issuance, or (c) effect any reorganization, recapitalization or reclassification of its Common Stock or its other capital stock, or (d) effect any reorganization, consolidation, merger or sale, transfer, lease or other disposition of all or substantially all of the property, assets, stock or business of the Company, or (e) apply any property or assets to the purchase, acquisition, redemption or retirement of any of its Common Stock or its other capital stock, or (f) effect a dissolution, liquidation or winding up of the Company, or (g) take or permit the occurrence of any other act or condition that would result in the dilution or other impairment of Holder's rights or interests hereunder.

SECTION 4.14.     CORPORATE EXISTENCE.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary, and (ii) all material permits, trademarks, trade names, intellectual property rights, consents, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted; provided, however, that the Company and its Subsidiaries shall not be required to preserve any such right, franchise, permit, license, trademark, trade name, intellectual property right, consent, approval, authorization, lease or contract or the legal existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine in its good faith judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.15.     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to (i) the percentage of the principal amount thereof then applicable to redemptions pursuant to Section 3.07, if after June 13, 2003, or 101% of the principal amount thereof otherwise, plus (ii) accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes as to which the Change of Control Offer was accepted shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice or transfer by book-entry transfer to a Paying Agent specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (8) that conversion rights will terminate with respect to any Note tendered for purchase so long as the Change of Control Payment is made. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any.

     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.     PAYMENTS FOR CONSENT.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder or beneficial holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE 5
                                 SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture under the Notes and this Indenture in a form reasonably satisfactory to the Trustee and delivers the documentation required by Section 9.06 hereof, (iii) immediately after such transaction, no Default or Event of Default exists and (iv) consummation of such consolidation or merger will not otherwise involve a breach of this Indenture, including without limitation Section 4.13 hereof.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or other assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's properties or other assets that meets the requirements of Section 5.01 hereof.

                                 ARTICLE 6
                           DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of three Business Days,

     (b) the Company defaults in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable whether at maturity, by declaration, upon redemption (including in connection with an offer to purchase) or otherwise and such default continues for a period of one Business Day,

     (c) the Company fails to comply with any of the provisions of Sections 4.04(c) or 5.01 or Article 8 hereof or to observe or perform any of the covenants or agreements on the part of the Company contained in the Purchase Agreement, the Registration Rights Agreement or in any other document or certificate of the Company contemplated herein or therein or breach of any representation or warranties herein or therein,
     (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 20 days after notice to the Company by the Trustee or the Holders of at least an Investment Majority,

     (e) the Company or any of its Subsidiaries shall fail to make any payment in respect of any of their respective Indebtedness (individually or collectively) (provided, if such Indebtedness is not Senior Debt, that such defaulted Indebtedness has an aggregate outstanding principal balance in excess of $500,000) when due or within any applicable grace period or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness,

     (f) a final judgment or order (not covered by insurance) for the payment of money shall be entered by a court of competent jurisdiction against the Company or any of its Subsidiaries in excess of $25,000 individually or $75,000 in the aggregate for all such judgments or orders (treating any deductibles, self insurance or retention as not so covered) and such judgment or order shall continue unsatisfied, unbonded and unstayed for a period of 30 consecutive days,

     (g) the Company or any of its Subsidiaries makes or sends notice of a bulk transfer,

     (h) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding;
(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as the same become due,

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries or (iii) orders the liquidation of the Company or any of its Subsidiaries, and, in each case, such order or decree remains unstayed and in effect for 30 consecutive days,

     (j)     the liquidation, dissolution of winding up of the Company, or

     (k) the Common Stock ceases to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market System.

SECTION 6.02.     ACCELERATION.

     If any Event of Default (other than an Event of Default specified in clauses (c) (arising from a failure to comply with Section 4.04(c)), (h) or
(i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of an Investment Majority may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (c) (arising from a failure to comply with Section 4.04(c)), (h) or (i) of Section 6.01 hereof occurs, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of an Investment Majority by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after June 13, 2003 then, upon acceleration of the Notes, anything in this Indenture or in the Notes to the contrary notwithstanding, a premium shall also become and be immediately due and payable, to the extent permitted by law, equal to the amount that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.05 hereof. If an Event of Default occurs prior to June 13, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on June 13 of the years set forth below, as set forth below (expressed as a percentage of the principal received that would otherwise be due but for the provisions of this sentence):

          Year               Percentage
          2001                  108.0%
          2002                  106.4%


SECTION 6.03.     OTHER REMEDIES

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or Liquidated Damages, if due in cash, or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

     Holders of not less than an Investment Majority by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of an Investment Majority may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

     Holders of an Investment Majority may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, except where the provision which is the underlying basis for the remedy provides for the waiving of such provision only by Holders representing a larger percentage of the Notes than an Investment Majority in which event only Holders of such larger percentage may so direct the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of an Investment Majority make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of an Investment Majority do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE A PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

     If the Trustee collects any money, property or other consideration pursuant to this Article, it shall pay out the money, property or other consideration in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                            ARTICLE 7
                             TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b)     Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

     Within 60 days after each June 13 beginning with the June 13 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Sec. 313(a) (but if no event described in TIA Sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Sec. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Sec. 313(c).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Sec. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and any other termination of the Indenture including any termination under any Bankruptcy Law.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes and any Liquidated Damages on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and any other termination of the Indenture including any termination under any Bankruptcy Law.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     The Trustee shall comply with the provisions of TIA Sec. 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of an Investment Majority may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a)     the Trustee fails to comply with Section 7.10 or 7.11 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d)     the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of an Investment Majority may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent Jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this

Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least [$___] million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sec. 310(a)(1), (2) and (5). The Trustee is subject to TIA Sec. 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

     The Trustee is subject to TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated therein.

                                ARTICLE 8
                               CONVERSION

SECTION 8.01.     RIGHT OF CONVERSION

     The Notes shall be convertible from time to time in whole or in part, at the option of Holders, upon written notice to the Company as set forth in
Section 8.03 below, into shares of Common Stock. The conversion privilege under this Article 8 shall expire at the close of business on the Business Day preceding a redemption date pursuant to Section 3.05, unless the Company defaults in making the payment due on redemption. The number of Common Shares into which Notes are convertible shall be equal to the Conversion Amount (as defined below) divided by the Conversion Price (as defined below). The "Conversion Amount" shall be the aggregate unpaid principal amount of notes outstanding plus accrued and unpaid interest and all other amounts due under the Notes to be converted (including Liquidated Damages), in each case at the Conversion Date (as defined in below). Notes surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except in the case of Notes which have been called for redemption within such period) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of notes being surrendered for conversion. Except as provided in the previous sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion. The "Conversion Price" shall be $10.00 per share, subject to adjustment from time to time as provided herein.

     The issuance of the Common Shares upon conversion of the Notes shall be without charge or cost to Holder (other than in respect of the extinguishment of the debt converted thereby).

     The Company hereby represents and warrants that, as of the Issue Date, the sum of (1) the number of shares of Common Stock outstanding plus (2) the number of shares of Common Stock that would be issued if all rights, warrants, options or other securities (including but not limited to debt instruments) convertible into or exercisable or exchangeable for Common Stock issued by the Company were converted, exercised or exchanged as of the Issue Date in full was 3,570,312.

SECTION 8.02.     ADJUSTMENTS TO CONVERSION PRICE AND THE NUMBER OF COMMON
                  SHARES

     The Conversion Price and the number of Common Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 8.02.

     (a) (i) If the Company shall at any time after the Issue Date issues, grants or sells any shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock or securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, including shares held in the Company's treasury, for a consideration, exercise or conversion price per share less than the Conversion Price in effect immediately prior to the issuance, grant or sale of such shares, options, warrants or other rights, or other securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, or without consideration, then forthwith upon such issuance, grant or sale, the Conversion Price shall be adjusted so that the Conversion Price shall equal the Conversion Price immediately prior to the date of such issuance, grant or sale multiplied by a fraction, the numerator of which shall be (A) the number of shares of Common Stock outstanding on the date of such issuance, grant or sale, plus (B) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance, grant or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such options, warrants, rights or securities) would purchase at such Conversion Price, and the denominator of which shall be (A) the number of shares of Common Stock outstanding on the date of such issuance, grant or sale, plus (B) the number of additional shares of Common Stock issued, granted or sold (or into which the options, warrants, rights or securities so issued, granted or sold are exercisable, convertible or exchangeable).

          (ii) For the purpose of any computation to be made in accordance with this Section 8.02(a), the following provisions shall be applicable:

               (A) In the case of the issuance or sale of shares of Common Stock or such options, warrants, rights or other securities for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares, options, warrants, rights or other securities (or, if shares of Common Stock or such options, warrants, rights or other securities are offered by the Company for subscription, the subscription price, or, if shares of Common Stock or such options, warrants, rights or other securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

               (B) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock or such options, warrants, rights or other securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

               (C) This Section 8.02(a) shall not apply with respect to a stock dividend or distribution payable in shares of capital stock of the Company, but Section 8.02(f) hereof shall apply with respect to such transaction or issuance.

               (D) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock or such options, warrants, rights or other securities for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares or such options, warrants, rights or other securities, and the value of the consideration allocable to such shares of Common Stock or such options, warrants, rights or other securities shall be determined as provided in Section 8.02(a)(ii)(B) hereof.

               (E) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise in full of all options, rights and warrants and upon the conversion or exchange in full of convertible or exchangeable securities.

          (ii) Subject to Section 8.02(b) hereof, with respect to any issuance, grant or sale of options, warrants or other rights to acquire shares of Common Stock or securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, the adjustment, if any, provided for pursuant to this Section 8.02(a) shall be made upon the issuance, grant or sale of such option, warrant, right or security (and no additional adjustment shall be made upon the exercise, conversion or exchange thereof to the extent such additional adjustment would be duplicative of a prior adjustment).

     (c) If the purchase price provided for in any options, rights or warrants, the additional consideration, if any, payable upon the conversion or exchange of any convertible or exchangeable securities, or the rate at which any convertible or exchangeable securities are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price adjusted pursuant to Section 8.02(a) hereof in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such options, rights, warrants and convertible and exchangeable securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such options, warrants or rights or the termination of any such right to convert or exchange such convertible securities or exchangeable securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such options, rights, warrants or convertible or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     (d) Upon each adjustment of the Conversion Price pursuant to Section 8.02(a), the number of Common Shares issuable upon conversion of the Notes shall be adjusted so that such number shall equal the number of Common Shares issuable immediately prior to such adjustment of the Conversion Price multiplied by a fraction, the numerator of which shall be the Conversion Price immediately prior to such adjustment in the Conversion Price and the denominator of which shall be the Conversion Price immediately following such adjustment in the Conversion Price.

     (e) If the Company shall at any time after the Issue Date issue, grant or sell securities with greater or superior voting rights than the shares of Common Stock outstanding as of the Issue Date, Holders, at their option, may receive upon conversion either the Common Shares or a like number of such securities with greater or superior voting rights, in addition to all other securities and property otherwise issuable upon such conversion.

     (f) In the case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or sale or transfer by the Company of all or substantially all of its assets to another corporation or other entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation or other entity formed by such consolidation or merger or acquiror of such assets shall execute and deliver to the Trustee a supplemental instrument or agreement providing that Holders shall have the right thereafter (until the Maturity Date or earlier conversion or redemption of this Note) to receive, upon conversion, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer, by a holder of the number of shares of Common Stock which Holders could have received had they converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental instrument or agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 8.02.

     (g) In the event that the Company shall at any time after the Issue Date (i) declare or pay a dividend or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (including a stock dividend or distribution payable in shares of capital stock of the Company), whether issued by the Company or by another, or any other thing of value, (ii) change, split, divide, combine or otherwise reclassify its capital stock into the same or a different number of shares, or into shares of any other class or classes or (iii) make any distribution of its assets to holders of its capital stock pursuant to a complete or partial liquidation of the Company, then, in each case, the Conversion Price and the Common Shares shall be equitably adjusted so that Holders shall thereafter be entitled, in addition to (or, if the circumstances clearly require consistent with the essential intent and principles of this Section 8.02, in substitution for) the

Common Shares or other securities and property receivable upon the conversion Notes, to receive, upon the conversion, such additional or lesser number of shares of capital stock, or the same assets, property, rights, evidences of indebtedness, securities or any other thing of value, or such assets of the Company, that it would have been entitled to receive at the time of the occurrence of any of the foregoing events as if the Notes had been converted immediately prior to such event. At the time of the occurrence of any of the foregoing events, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.02(f).

     (h) The Company will not, by amendment of its Articles of Incorporation or its other organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Indenture or the Notes, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holders against impairment.

     (i) If, at any time, as a result of an adjustment made pursuant to this Section 8.02, Holders shall become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8.02, and such provisions shall apply on like terms to any such other securities.

     (j) Irrespective of any adjustment or change in the Conversion Price or the number or kind of securities issuable upon the conversion hereunder, the Notes theretofore or thereafter issued may continue to express the Conversion Price and the number and kind of securities which were stated in the initial Notes or any Note(s) subsequently issued in lieu thereof (but the actual number and kind of securities issuable upon the conversion and the Conversion Price shall in all cases be as determined in accordance with the provisions contained therein).

     (k) Whenever an adjustment is made as provided in this Section 8.02, the Company shall forthwith file, at the principal office of the Company, a certificate of its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price in effect following such adjustment, and mail a copy of such certificate by first-class certified mail, return receipt requested, postage prepaid, to the Trustee and each Holder.

     (l) If any event, circumstance, condition or transaction shall occur as to which the provisions of this Section 8.02 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the rights represented by this Indenture or the Notes in accordance with the essential intent and principles of this Section 8.02 or, if the provisions of this Section 8.02 are strictly applicable, but such provisions would not fairly protect the rights of Holders in accordance with the essential intent and principles of this Section 8.02 (which are to place Holders in a position as nearly equal as possible to the position they would have occupied had they purchased the Common Shares on the Issue Date), then, in each such case, the Board of Directors of, in its good faith, shall cause the Company to make such adjustments, on a basis consistent with the essential intent and principles established in this Section 8.02, necessary to preserve, without dilution, the rights represented hereby.

     (m) The provisions of this Section 8.02 shall similarly apply to successive actions, activities, events, circumstances, conditions or transactions. If more than one provision of this Section 8.02 would apply with respect to a particular action, activity, event, circumstance, condition or transaction, only the provision that would yield the most beneficial result for Holders shall apply with respect to such action, activity, event, circumstance, condition or transaction, and no adjustment shall be made to the extent it is duplicative of another adjustment made hereunder.

     (n) The provisions of this Section 8.02 shall not apply with respect to Authorized Stock Issuances.

SECTION 8.03.     CONVERSION PROCEDURES.

     (a) If any Holder desires to convert any portion of the Notes as provided in Section 8.01 hereof, such Holder shall provide to the Company its Conversion Notice specifying the amount of principal and accrued interest to be converted and name or names (with address) in which a certificate or certificates evidencing the Common Shares are to be issued and the Company shall so notify the Trustee and the Company Stock Transfer Agent in writing specifying the amount of principal and accrued interest to be converted and name or names (with address) in which a certificate or certificates evidencing the Common Shares are to be issued. The Company will make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt and conversion for purposes hereof (a "Conversion Date").

     (b) The Company, as soon as practicable following a Conversion Date, shall deliver to the Trustee certificates evidencing the number of full Common Shares or other securities or property to which such Person shall be entitled as provided herein in respect of the amount of the principal and interest so converted and an Officers' Certificate pursuant to which the calculation of such number of Common Shares or other securities or property issued in respect of such conversion pursuant to Section 8.01 shall be set forth in reasonable detail. If Holder disputes any such calculation, it and the Company shall negotiate in good faith and in a commercially reasonable manner the actual number of Common Shares or other securities or property issuable in such conversion hereunder. If such dispute is not resolved within 30 Business Days, the dispute shall be resolved by a Person mutually agreed between the parties (the "Dispute Resolution Person"). If the parties are unable to agree upon such a Dispute Resolution Person, then each shall designate a non-Affiliated Person and the two such non-Affiliated Persons shall jointly designate the Dispute Resolution Person. The Dispute Resolution Person shall give its determination as to the actual number of Common Shares issuable in such conversion hereunder within 30 days of its appointment as such. The costs and expenses associated with such Dispute Resolution Person shall be borne equally between Holder and the Company, and such Dispute Resolution Person's determination as to the actual number of Common Shares issuable to the Holder hereunder shall be binding upon the Trustee, the Holder and the Company. Any conversion shall be deemed to have been made as of the related Conversion Date, and the Person or Persons entitled to receive the Common Shares or other securities or property deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares on such Conversion Date. Upon conversion in accordance with the provisions hereof, the debt converted thereby shall be deemed to be extinguished and such extinguishment shall be reflected in the Notes as provided in Article 2.

     (c) Notwithstanding any provision hereof to contrary, the Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the conversion of any Notes, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction of .5 or more up to the nearest whole number of shares of Common Stock and any fraction of less than .5 down to the nearest whole number of shares of Common Stock. Concurrent with the delivery of Common Shares to a Holder, the Company shall deliver payment in respect of any fractional share.

SECTION 8.04.     RESERVATION OF SHARES; TRANSFER TAXES; ETC.

     The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock, free of preemptive or similar rights, as shall be sufficient to effect the conversion of the Notes from time to time. The Company shall use its best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of the Notes.

     The Company shall pay when due and payable any and all issue or other taxes and charges that may be payable in respect of any issue or delivery of Common Shares on conversion of the Notes, except as set forth in the immediately following sentence. The Company covenants that, upon issuance, all shares of Common Stock issuable upon conversion of the Notes shall be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens and taxes, and the issuance of such securities will not be subject to any preemptive or similar right of the Company or any other Person (all of which rights being hereby waived irrevocably).

     The Company agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the conversion of the Notes require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the conversion of the Notes is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion of this Note.

SECTION 8.05.     RESPONSIBILITY OF TRUSTEE.

     The Trustee, subject to the provisions of Section 7.01, and any conversion agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed or herein or in any supplemental Indenture provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common shares, or any other securities or property, which may at any time be issued or delivered upon the conversion of any note; and it or they do not make any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible to make any cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property upon the surrender of any note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01 and any conversion agent shall not be responsible for any failure by the Company to comply with any of the covenants contained in this Article.

                               ARTICLE 9
                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     CONSENT OF HOLDERS OF NOTES.

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a)     to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

     (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

     (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

     (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least an Investment Majority (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or Liquidated Damages, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of an Investment Majority (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

provided, however, that without the consent of an Investment Supermajority (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Section 4.15 hereof or the definitions related thereto that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 9.02 and 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

     (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;

     (g) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

     (h) change any definition which shall have the effect of amending a provision of the Indenture that could not be amended without the consent of each Holder affected.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee at the written request of the Company shall place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such Supplemental Indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company (subject to customary exceptions).

                               ARTICLE 10
                              SUBORDINATION

SECTION 10.01.     AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. Notwithstanding anything to the contrary provided herein, (i) the Trustee's rights under Section 7.07 shall not be subordinate to any Senior Debt and (ii) so long as no default shall have occurred in payment or performance of any obligation of the Company with respect to the Senior Debt, payments of interest and principal on the Notes may be made at payment dates as specified therein.

SECTION 10.02.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution (which may consist of cash, securities or other property, by set-off or otherwise) to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

     (a) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive Permitted Junior Securities; and

     (b) until all obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities, as their interests may appear.

SECTION 10.03.     WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any obligations with respect to the Notes at a time when a Responsible Officer of Trustee has received written notice or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article 10, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.04.     NOTICE BY COMPANY.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.05.     SUBROGATION.

     After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.06.     RELATIVE RIGHTS.

     This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

     If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.07.     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.08.     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given hereunder to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 10.

SECTION 10.09.     RIGHTS OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.10.     AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, other representative of the Holders is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.14.     AMENDMENTS.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                              ARTICLE 11
                            MISCELLANEOUS
SECTION 11.01.     TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sec. 318(c), the imposed duties shall control.

SECTION 11.02.     NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company:

          Infinity, Inc.
          211 West 14th Street
          Chanute, KS  66720
          Telecopier No.:  (303) 431-6262
          Telephone No.:  (303) 431-6200
          Attention:  Stanton E. Ross, Chief Executive Officer

     With a copy to:

          ____________________________
          Telecopier No.:________________
          Telephone No.:_________________
          Attention:_____________________

     If to the Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Main Street
          Wilmington, DE  19840
          Telecopier No.:________________
          Telephone No.:_________________
          Attention:_____________________

     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand with a confirmed receipt, if personally delivered; when answered back, if telexed with a tested telex; when receipt acknowledged by a Responsible Officer of the Trustee, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Sec. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                   NOTES.

     Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION 11.04.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Sec. 314(a)(4)) shall comply with the provisions of TIA Sec. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition,

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.     RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Indenture, any document or instrument delivered pursuant to, in connection with or simultaneously with this Indenture, or a breach of this Indenture or any such document or instrument. In any such action or proceeding the Company hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10.02. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. TO THE EXTENT IT MAY LEGALLY DO SO, THE COMPANY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE INDENTURE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT IT MAY LEGALLY DO SO, ISSUER AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.07 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 11.08.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09.     SUCCESSORS.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.10.     SEVERABILITY

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11.     COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.12.     TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                    [Signatures on following page]

                              SIGNATURES

Dated as of ______________, 200_


INFINITY, INC.


By:________________________________________________
Name:
Title:



Attest:
__________________________________
Name:
Title:



WILMINGTON TRUST COMPANY
By:________________________________________________
Name:
Title:

                         EXHIBIT [A]/[A-1]
                           (Face of Note)




                                                 CUSIP/CINS ________________

     8% Subordinated Convertible Notes due June 13, 2006

No. ___                                                      $______________


                            Infinity, Inc.

     promises to pay to __________________________________________

     or registered assigns,

     the principal sum of ________________________________________

     Dollars on June 13, 2006.

     Interest Payment Dates: June 15, and December 15

     Record Dates:  _________________, and ______________


                              INFINITY, INC.


                              By:___________________________
                              Name:
                              Title:

                                        (SEAL)

Dated: _____________, 2001


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
as Trustee


By:______________________________

                            (Back of Note)

               8% Subordinated Convertible Notes due 2006

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Infinity, Inc., a Colorado corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.0% per annum from June 13, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 1.2(b)(2) of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually on December 15 and June 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 6% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date or next Business Day preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that Liquidated Damages may be paid through the issuance of Additional Notes, subject to Section 2.13 of the Indenture.

     3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of _________________, 2001 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Secs. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $6,475,000 in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.

     5.     REDEMPTION.     Except as set forth in paragraph 7 below, the
Company shall not be required to make mandatory redemption payments with respect to the Notes. The Company shall not have the option to redeem the Notes prior to June 13, 2003. Thereafter, subject to right of Conversion pursuant to Paragraph 6 hereof, the Company shall have the option to redeem the Notes, in whole but not in part, upon not less than 45 (unless a shorter period shall be satisfactory to the Trustee) nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount)(2) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 13 of the years indicated below:
(2)  Carry this to the penalty provision in the front.

          Year                    Percentage
          2003                       104.8%
          2004                       103.2%
          2005 and thereafter        101.6%

     6.     CONVERSION.     Unpaid principal, accrued and unpaid interest and
all other amounts due under the Notes shall be convertible into Common Stock from time to time in whole or in part at the option of the Holders by written notice to the Company. Such conversion shall be at an initial price of $10.00 per share, subject to adjustment from time to time as provided in the Indenture.

     7.     REPURCHASE AT OPTION OF HOLDERS.     If there is a Change of
Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to (i) the percentage of the principal amount thereof applicable to redemptions pursuant to Paragraph 5, if after June 13, 2003, or 101% of the principal amount thereof otherwise, plus (ii) accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. One Business Day before the redemption date the Notes shall cease to be convertible pursuant to Paragraph 6.

     9. DENOMINATIONS, TRANSFER. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a Majority in Interest of the principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of 75% of the principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12.     DEFAULTS AND REMEDIES.  Events of Default include:

          (i) default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes which continues for a period of three Business Days, (ii) default in the payment of principal of or premium, if any, on the Notes when the same becomes due and payable whether at maturity, by declaration, upon redemption (including in connection with an offer to purchase) or otherwise which continues for a period of one Business Day, (iii) failure by the Company to comply with any of the provisions of Sections 4.04(c) or 5.01 or Article 8 of the Indenture or to observe or perform any of the covenants or agreements on the part of the Company contained in the Purchase Agreement, the Registration Rights Agreement or in any other document or certificate of the Company contemplated therein breach of any representation or warranties therein,
     (iv) failure to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 20 days after notice to the Company by the Trustee or the Holders of at least an Investment Majority, (v) failure by the Company or any of its Subsidiaries to make any payment in respect of any of their respective Indebtedness (individually or collectively) (provided, if such Indebtedness is not Senior Debt, that such defaulted Indebtedness has an aggregate outstanding principal balance in excess of $500,000) when due or within any applicable grace period or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness, (vi) issuance of a final judgment or order (not covered by insurance) for the payment of money shall be entered by a court of competent jurisdiction against the Company or any of its Subsidiaries in excess of $25,000 individually or $75,000 in the aggregate for all such judgments or orders (treating any deductibles, self insurance or retention as not so covered) and such judgment or order continuing unsatisfied, unbonded and unstayed for a period of 30 consecutive days,
     (vii) the Company or any of its Subsidiaries making or sending notice of a bulk transfer, (viii) the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law: (i) commencing a voluntary case or proceeding; (ii) consenting to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consenting to the appointment of a Custodian of it or for all or substantially all of its property; (iv) making a general assignment for the benefit of its creditors or (v) admits in writing its inability to pay its debts as the same become due, (ix) a court of competent jurisdiction entering an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries or (iii) orders the liquidation of the Company or any of its Subsidiaries, and, in each case, such order or decree remains unstayed and in effect for 30 consecutive days, (x) the liquidation, dissolution of winding up of the Company, (xi) the Common Stock ceasing to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market System.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least an Investment Majority may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of an Investment Majority may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if a committee of its Responsible Offers determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the Notes. The Company is required to deliver to the Trustee quarterly, a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A Uniform Gifts to Minors Act).

     17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Infinity, Inc.
          211 West 14th Street
          Chanuke, KS  66720
          Telecopier No.:  (303) 431-6262
          Attention:  ________________________________

                             ASSIGNMENT FORM

     To assign this Note, fill in the form below: (1) or (we) assign and transfer this Note to

              (Insert assignee's soc. sec. or tax I.D. no.)








          (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________________________


Date: __________________      Your Signature: ______________________________
                              (Sign exactly as your name appears on the face
                               of this Note)

Signature Guarantee.

                    OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, sign below:

     ( ) Section 4.15

Date:___________________      Your Signature: _______________________________
                              (Sign exactly as your name appears on the Note)

                              Tax Identification No.: _______________________

Signature Guarantee.

                                                                   EXHIBIT B

                      FORM OF CERTIFICATE OF TRANSFER

Infinity, Inc.
211 West 14th Street
Chanuke, KS  66720

[Registrar address block]


     Re: 8% Subordinated Convertible Notes Due 2006

     Reference is hereby made to the Indenture, dated as of _________, 2001 (the "Indenture"), between Infinity, Inc., as issuer (the "Company"), and [insert Trustee], as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     _____________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                           [CHECK ALL THAT APPLY]

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                        _____________________________
                         [Insert Name of Transferor]


                        By:__________________________
                           Name:
                           Title:

Dated:__________________

                      ANNEX A TO CERTIFICATE OF TRANSFER


1.     The Transferor owns and proposes to transfer the following:

                          [CHECK ONE OF (a) OR (b)]

     (a)  (  )  a beneficial interest in the Global Note (CUSIP_________); or

     (b)  (  )  a Definitive Note.


2.     After the Transfer the Transferee will hold:

                                [CHECK ONE]

     (a)  (  )  a beneficial interest in the Global Note (CUSIP ________), or;

     (b)  (  )  a Definitive Note.

          in accordance with the terms of the Indenture.





                                INFINITY, INC.

                  8% SUBORDINATED CONVERTIBLE NOTES DUE 2006

                     ____________________________________


                                  INDENTURE

                          Dated as of _________, 2001

                     ____________________________________





                     ____________________________________


                              Wilmington Trust Company

                                   Trustee

                           TABLE OF CONTENTS
                                                                         Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE                        1
  Section 1.01.     DEFINITIONS                                             1
  Section 1.02.     OTHER DEFINITIONS                                       5
  Section 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.      6
  Section 1.04.     RULES OF CONSTRUCTION.                                  6

ARTICLE 2 THE NOTES                                                         6
  Section 2.01.     FORM AND DATING.                                        6
  Section 2.02.     EXECUTION AND AUTHENTICATION.                           7
  Section 2.03.     REGISTRAR AND PAYING AGENT.                             7
  Section 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.                    8
  Section 2.05.     HOLDER LISTS.                                           8
  Section 2.06.     TRANSFER AND EXCHANGE.                                  8
  Section 2.07.     REPLACEMENT NOTES.                                     10
  Section 2.08.     OUTSTANDING NOTES.                                     11
  Section 2.09.     TREASURY NOTES.                                        11
  Section 2.10.     TEMPORARY NOTES.                                       11
  Section 2.11.     CANCELLATION.                                          11
  Section 2.12.     DEFAULTED INTEREST.                                    11
  Section 2.13.     LIQUIDATED DAMAGES.                                    12

ARTICLE 3 REDEMPTION AND PREPAYMENT                                        12
  Section 3.01.     NOTICES TO TRUSTEE.                                    12
  Section 3.02.     NOTICE OF REDEMPTION.                                  12
  Section 3.03.     EFFECT OF NOTICE OF REDEMPTION.                        13
  Section 3.04.     DEPOSIT OF REDEMPTION PRICE.                           13
  Section 3.05.     OPTIONAL REDEMPTION.                                   13
  Section 3.06.     MANDATORY REDEMPTION.                                  14

ARTICLE 4 COVENANTS                                                        14
  Section 4.01.     PAYMENT OF NOTES.                                      14
  Section 4.02.     MAINTENANCE OF OFFICE OR AGENCY.                       14
  Section 4.03.     REPORTS.                                               14
  Section 4.04.     COMPLIANCE CERTIFICATE.                                15
  Section 4.05.     TAXES.                                                 15
  Section 4.06.     STAY, EXTENSION AND USURY LAWS.                        16
  Section 4.07.     INSPECTION OF PROPERTY, BOOKS AND RECORDS.             16
  Section 4.08.     MAINTENANCE OF PROPERTY.                               16
  Section 4.09.     PAYMENT OF OBLIGATIONS.                                16
  Section 4.10.     COMPLIANCE WITH LAWS; TAXES.                           16
  Section 4.11.     TRANSACTIONS WITH AFFILIATES.                          17
  Section 4.12.     MAINTENANCE OF INSURANCE.                              17
  Section 4.13.     ACTIONS REQUIRING APPROVAL.                            17
  Section 4.14.     CORPORATE EXISTENCE.                                   17
  Section 4.15.     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.            17
  Section 4.16.     PAYMENTS FOR CONSENT.                                  18

ARTICLE 5 SUCCESSORS                                                       18
  Section 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.              18
  Section 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.                     19

ARTICLE 6 DEFAULTS AND REMEDIES                                            19
  Section 6.01.     EVENTS OF DEFAULT.                                     19
  Section 6.02.     ACCELERATION.                                          20
  Section 6.03.     OTHER REMEDIES                                         20
  Section 6.04.     WAIVER OF PAST DEFAULTS.                               21
  Section 6.05.     CONTROL BY MAJORITY.                                   21
  Section 6.06.     LIMITATION ON SUITS.                                   21
  Section 6.07.     RIGHTS OF HOLDERS OF NOTES TO RECEIVE A PAYMENT.       21
  Section 6.08.     COLLECTION SUIT BY TRUSTEE.                            22
  Section 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.                      22
  Section 6.10.     PRIORITIES.                                            22
  Section 6.11.     UNDERTAKING FOR COSTS.                                 22

ARTICLE 7 TRUSTEE                                                          23
  Section 7.01.     DUTIES OF TRUSTEE.                                     23
  Section 7.02.     RIGHTS OF TRUSTEE.                                     23
  Section 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.                          24
  Section 7.04.     TRUSTEE'S DISCLAIMER.                                  24
  Section 7.05.     NOTICE OF DEFAULTS.                                    24
  Section 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.            24
  Section 7.07.     COMPENSATION AND INDEMNITY.                            25
  Section 7.08.     REPLACEMENT OF TRUSTEE.                                25
  Section 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.                      26
  Section 7.10.     ELIGIBILITY; DISQUALIFICATION.                         26
  Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY      26

ARTICLE 8 CONVERSION                                                       26
  Section 8.01.     RIGHT OF CONVERSION                                    26
  Section 8.02.     ADJUSTMENTS TO CONVERSION PRICE AND THE NUMBER OF
                    COMMON SHARES                                          27
                    CONVERSION PROCEDURES.                                 30
  Section 8.04.     RESERVATION OF SHARES; TRANSFER TAXES; ETC.            31
  Section 8.05.     RESPONSIBILITY OF TRUSTEE.                             31

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER                                 31
  Section 9.01.     CONSENT OF HOLDERS OF NOTES.                           31
  Section 9.02.     WITH CONSENT OF HOLDERS OF NOTES.                      32
  Section 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.                   33
  Section 9.04.     REVOCATION AND EFFECT OF CONSENTS.                     33
  Section 9.05.     NOTATION ON OR EXCHANGE OF NOTES.                      33
  Section 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.                       34

ARTICLE 10 SUBORDINATION                                                   34
  Section 10.01.     AGREEMENT TO SUBORDINATE.                             34
  Section 10.02.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.                 34
  Section 10.03.     WHEN DISTRIBUTION MUST BE PAID OVER.                  34
  Section 10.04.     NOTICE BY COMPANY.                                    35
  Section 10.05.     SUBROGATION.                                          35
  Section 10.06.     RELATIVE RIGHTS.                                      35
  Section 10.07.     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.         35
  Section 10.08.     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.             35
  Section 10.09.     RIGHTS OF TRUSTEE AND PAYING AGENT.                   36
  Section 10.10.     AUTHORIZATION TO EFFECT SUBORDINATION.                36

ARTICLE 11 MISCELLANEOUS                                                   36
  Section 11.01.     TRUST INDENTURE ACT CONTROLS.                         36
  Section 11.02.     NOTICES.                                              36
  Section 11.03.     COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                     OF NOTES.                                             37
  Section 11.04.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.   37
  Section 11.05.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.        38
  Section 11.06.     RULES BY TRUSTEE AND AGENTS.                          38
  Section 11.07.     GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.    38
  Section 11.08.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.        39
  Section 11.09.     SUCCESSORS.                                           39
  Section 11.10.     SEVERABILITY                                          39
  Section 11.11.     COUNTERPART ORIGINALS.                                39
  Section 11.12.     SPECIFIC PERFORMANCE.                                 39
  Section 11.13.     TABLE OF CONTENTS, HEADINGS, ETC.                     39


                             EXHIBITS

Exhibit A     FORMS OF NOTES
Exhibit B     FORM OF CERTIFICATE OF TRANSFER